UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2017

ELECTROMED, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	001-34839	41-1732920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Sixth Avenue NW

New Prague, MN 56071

(Address of Principal Executive Offices)(Zip Code)

(952) 758-9299

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b 2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Employment Agreements

Effective as of September 21, 2017, Electromed, Inc. (the “Company”) entered into amended and restated employment agreements with certain key employees, including our President and Chief Executive Officer, Kathleen S. Skarvan, and our Chief Financial Officer, Jeremy T. Brock (collectively, the “Executives”).

The amended and restated employment agreements supersede the existing employment agreements between the Company and the Executives. The employment agreement with Kathleen S. Skarvan is initially effective for a period of four years, and thereafter will continue to renew in successive two-year increments unless terminated in advance in accordance with its terms. The employment agreement with Jeremy T. Brock is initially effective for a period of two years, and thereafter will continue to renew in successive one-year increments unless terminated in advance in accordance with its terms. Notwithstanding the foregoing, the applicable term will automatically expire on the one-year anniversary of a “change of control” (as defined in the applicable employment agreement).

Under the amended and restated employment agreements, if an Executive’s employment is terminated by us for any reason other than for “cause” (as defined in the applicable employment agreement) or is terminated by them for “good reason” (as defined in the applicable employment agreement), and in either case the termination of employment occurs before a change of control, then the Executive will be eligible to (A) receive an amount equal to (i) one times their annualized base salary as of the termination date, plus (ii) 100% of their target annual bonus for the fiscal year in which the termination date occurs, plus (iii) a pro rata portion of the same target annual bonus amount based on the portion of the applicable fiscal year that had elapsed prior to the termination date, and (B) have us continue to pay the Company portion of COBRA premiums for up to 12 months. If any such termination occurs within twelve months after a change of control, then the Executive will instead be eligible to (A) receive an amount equal to (i) 1.5 times their annualized base salary as of the termination date, plus (ii) 150% of their target annual bonus for the fiscal year in which the termination date occurs, plus (iii) a pro rata portion of the same target annual bonus amount based on the portion of the fiscal that had then elapsed prior to the termination date, and (B) have us continue to pay the Company portion of COBRA premiums for up to 18 months. All of the above severance benefits are contingent on the Executive signing and not revoking a release of claims and the Executive remaining in strict compliance with the terms of their employment agreement and their existing non-competition, non-solicitation, and confidentiality agreement with the Company and any other written agreement between the Executive and the Company.

Each Executive remains a party to their existing non-competition, non-solicitation, and confidentiality agreement with the Company notwithstanding the amendment and restatement of their employment agreement. In addition to the specific terms summarized above, each Executive remains eligible to participate in the other compensation and benefits programs generally available to Company employees.

Chief Executive Officer

Under Ms. Skarvan’s amended and restated employment agreement, she is entitled to an annualized base salary of $345,000, and will be eligible for a merit-based increase on or about each successive July 1, subject to final approval by our board of directors.

Ms. Skarvan is also eligible to earn an annualized cash bonus as determined by the board of directors, starting with a target of 50% of her annualized base salary for the fiscal year ending June 30, 2018 under the Company’s Fiscal Year 2018 Management Bonus Plan, the terms of which are materially consistent with the management bonus plan for the prior fiscal year.

The foregoing description of the material terms of Ms. Skarvan’s amended and restated employment agreement is qualified by the text of the agreement, which is filed as Exhibit 10.1 hereto and incorporated into this Item 5.02 by reference.

Chief Financial Officer

Under Mr. Brock’s amended and restated employment agreement, he is entitled to an annualized base salary of $230,000, and will be eligible for a merit-based increase on or about each successive July 1, subject to final approval by our board of directors.

Mr. Brock is also eligible to earn an annualized cash bonus as determined by the board of directors, starting with a target of 30% of his annualized base salary for the fiscal year ending June 30, 2018 under the Company’s Fiscal Year 2018 Management Bonus Plan.

The foregoing description of the material terms of Mr. Brock’s amended and restated employment agreement is qualified by the text of the agreement, which is filed as Exhibit 10.2 hereto and incorporated into this Item 5.02 by reference.

Fiscal Year 2018 Officer Bonus Plan

On September 22, 2017, the Personnel and Compensation Committee of the Company’s Board of Directors established the final terms of the Fiscal Year 2018 Officer Bonus Plan (the “2018 Officer Bonus Plan”) for officers of our company, including the named executive officers. The 2018 Officer Bonus Plan is effective for the fiscal year ending June 30, 2018 and provides an opportunity for each participant to earn an annual cash bonus based on Company revenue growth versus the fiscal year ended June 30, 2017 (subject to achievement of threshold earnings before interest and taxes (“EBIT”)). The committee has established target payouts of 50.0% and 30.0% of annual base salary for Ms. Skarvan and Mr. Brock, respectively, under the plan. The following summarizes the potential payments under the plan:

●	Company revenue growth below minimum performance will not result in any payouts under the plan.

●	Company revenue growth between minimum and target performance will result in a potential bonus payout starting at 12.5% and increasing in increments of 17.5% of the participant’s respective target payout for every whole percent of revenue growth in excess of minimum performance.

●	Company revenue growth equal to target performance will result in a potential bonus payout equal to 100.0% of the participant’s respective target payout.

●	Company revenue growth above target performance will result a potential bonus payout equal to 100.0% of the participant’s respective target payout, plus an additional increment of 5.0% of their target payout for every whole percent of revenue growth in excess of target performance.

Notwithstanding the foregoing, Company revenue growth also will not result in any payout unless EBIT also exceeds an established threshold amount. Company revenue growth above target performance will only increase the resulting payout as a percent of target if EBIT also exceeds an amount equal to the threshold EBIT amount plus an additional increment of 30.0% of threshold EBIT for every whole percent of revenue growth in excess of target performance.

In addition to the 2018 Officer Bonus Plan, the Company has established a supplemental cash bonus opportunity for extraordinary performance. If actual revenue growth is beyond approximately 166.7% of target performance, then a pool equal to 30.0% of the portion of actual EBIT in excess of the applicable threshold amount will be established. Payments from the pool, if any, will be allocated among all bonus-eligible employees, including the named executive officers, pro rata based on their individual cash bonus target payouts for fiscal 2018. If the aggregate pool amount is less than $30,000, then no payments will be made from the pool.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Number	Description	Method of Filing
10.1	Amended and Restated Employment Agreement with Kathleen S. Skarvan, dated September 21, 2017	Filed Electronically
10.2	Amended and Restated Employment Agreement with Jeremy T. Brock, dated September 21, 2017	Filed Electronically

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTROMED, INC.

Date: September 26, 2017	By: /s/ Jeremy T. Brock
	Name:	Jeremy T. Brock
	Title:	Chief Financial Officer